UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	64-0693170
(State of incorporation or organization)	(IRS Employer Identification No.)

One Hancock Plaza, 2510 14th Street Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.95% Subordinated Notes due 2045	NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-202407

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Hancock Holding Company (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated March 2, 2015 (the “Prospectus Supplement”) to a prospectus dated March 2, 2015 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-202407), which was filed with the Commission on March 2, 2015 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections entitled “Description of the Notes” and “Material United States Federal Income Tax Consequences” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

The exhibits to this Registration Statement on Form 8-A are listed in the Exhibit Index, which appears at the end of this Registration Statement and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HANCOCK HOLDING COMPANY

March 9, 2015	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 9, 2015, by and between Hancock Holding Company, as Issuer, and Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Hancock Holding Company’s Current Report on Form 8-K (File No. 0-13089) filed with the Securities and Exchange Commission on March 9, 2015).

4.2	Officers’ Certificate of Hancock Holding Company, dated as of March 9, 2015 (incorporated by reference to Exhibit 4.2 to Hancock Holding Company’s Current Report on Form 8-K (File No. 0-13089) filed with the Securities and Exchange Commission on March 9, 2015).

4.3	Form of 5.95% Subordinated Notes due 2045 (incorporated by reference to Exhibit 4.3 to Hancock Holding Company’s Current Report on Form 8-K (File No. 0-13089) filed with the Securities and Exchange Commission on March 9, 2015).